PDF/SOLUTIONS™

Q4 2020
Management Report
February 18, 2021

Contents

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions' fourth quarter of 2020 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management's current views of the Company's financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

PDF Solutions Reports Fourth Quarter 2020 Results

Q4 2020 Key Metrics

Revenue: $22.4M

GAAP Gross Margin: 56%

Non-GAAP Gross Margin: 61%

GAAP EPS: ($0.91)

Non-GAAP EPS: ($0.03)

Operating Cash Flow: $10.9M

Capital Expenditures: $1.6M

FINANCIAL RESULTS SUMMARY

- Q4 2020 Total revenues of $22.4M, down 3% over Q3 2020, and down 1% over Q4 2019.
- Q4 2020 Analytics revenue of $14.5M, up 1% over Q3 2020, and up 7% over Q4 2019.
- Q4 2020 Integrated yield ramp revenue of $7.9M, down 10% over Q3 2020, and down 13% over Q4 2019.

Key Financial & Operating Metrics – Quarterly

(in thousands, except share data, which is in millions, and percentages)

	Q4'20	Q3'20	Q2'20	Q1'20	Q4'19
Revenues	$22,367	$23,112	$21,409	$21,158	$22,562
GAAP Gross Margin	56%	59%	58%	60%	60%
Non-GAAP Gross Margin	61%	63%	63%	65%	64%
Outstanding Debt	$0	$0	$0	$0	$0
Operating Cash Flow	$10,908	$245	$5,250	$5,380	$1,579
Capital Expenditures (CAPEX)	$1,603	$1,425	$1,872	$2,068	$3,711
$ Shares Repurchased	$0	$0	$0	$0	$0
Weighted Average Common Shares Outstanding	36.7	35.5	32.9	32.7	32.4
Effective Tax Rate Benefit (Expense)	(375%)	25%	(9%)	87%	27%

Key Financial & Operating Metrics – Yearly

(in thousands, except share data, which is in millions, and percentages)

	2020	2019	2018
Revenues	$88,046	$85,585	$85,794
GAAP Gross Margin	58%	61%	50%
Non-GAAP Gross Margin	63%	65%	55%
Outstanding Debt	$0	$0	$0
Operating Cash Flow	$21,783	$24,590	$13,338
Capital Expenditures (CAPEX)	$6,968	$10,552	$13,116
$ Shares Repurchased	$0	$9,639	$5,248
Weighted Average Common Shares Outstanding	34.5	32.4	32.2
Effective Tax Rate Benefit (Expense)	(123%)	26%	18%

Revenue by Geographic Area - Quarterly

(Dollars in thousands)

	Q4'20	Q3'20	Q2'20	Q1'20	Q4'19
North America	$10,525	$7,754	$9,969	$8,687	$11,007
% of Total	47%	34%	46%	41%	49%
Europe	3,602	$3,581	$3,983	$3,561	$3,363
% of Total	16%	15%	19%	17%	15%
APAC	$8,240	11,777	7,457	$8,910	$8,192
% of Total	37%	51%	35%	42%	36%
Total revenues	**$22,367**	**$23,112**	**$21,409**	**$21,158**	**$22,562**

Revenue by Geographic Area - Yearly

(Dollars in thousands)

	2020	2019	2018
North America	$36,935	$36,387	$34,242
% of Total	42%	42%	40%
Europe	$14,727	$13,463	$13,014
% of Total	17%	16%	15%
APAC	$36,384	$35,735	$38,538
% of Total	41%	42%	45%
Total revenues	**$88,046**	**$85,585**	**$85,794**

GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP gross margin excludes stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income (loss) exclude the effects of non-recurring items (including restructuring charges, severance payments, adjustments to contingent consideration related to acquisition, and expenses related to an arbitration proceeding for a disputed customer contract), acquisition-related costs, write-down in value of property and equipment, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the non-cash portion of income taxes, tax impact of the CARES Act and valuation allowance for deferred tax assets. These non-GAAP financial measures are used by management internally to measure the Company's profitability and performance. PDF Solutions' management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company's ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Management uses these non-GAAP financial measures internally to measure profitability and performance; these non-GAAP measures are presented here to give investors an opportunity to see the Company's financial results as viewed by management. A detailed reconciliation of the adjustments made to comparable GAAP measures is included herein.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

Quarterly

(in thousands, except for shares and per share amounts)

	Q4'20	Q3'20	Q2'20	Q1'20	Q4'19
GAAP net loss	$(33,449)	$ (2,734)	$ (3,652)	$ (528)	$ (1,330)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):					
Stock-based compensation expense	2,987	3,130	2,978	3,368	2,782
Amortization of acquired technology	274	144	143	144	143
Amortization of other acquired intangible assets	220	174	174	173	173
Expenses of arbitration (1)	268	366	363	101	—
Acquisition-related costs (2)	752	—	—	—	—
Write-down in value of property and equipment	179	—	311	—	—
Tax impact of reconciling items (3)	1,931	(955)	167	(1,143)	(700)
Tax impact of valuation allowance for deferred tax assets	24,471	—	—	—	—
Tax impact of the CARES Act (4)	1,099	—	—	(2,261)	—
Non-GAAP net income (loss)	$ (1,268)	$ 125	$ 484	$ (146)	$ 1,068
GAAP net loss per diluted share	$ (0.91)	$ (0.08)	$ (0.11)	$ (0.02)	$ (0.04)
Non-GAAP net income (loss) per diluted share	$ (0.03)	$ 0.00	$ 0.01	$ (0.00)	$ 0.03
Shares used in diluted shares calculation	36,727	36,661	33,874	32,703	33,414

(1) Represents the expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.

(2) Represents transaction expenses related to the acquisition of Cimetrix Incorporated in the fourth quarter of 2020.

(3) Tax impact of reconciling items for the fourth quarter of 2020 pertains to the reversal of prior quarters' tax impact due to a full valuation allowance recognized against the U.S. deferred tax assets (DTA) on a GAAP basis. The above reconciling items do not have any tax expense or benefit on a GAAP basis for the year ended December 31, 2020 due to the full valuation allowance offsetting any tax impact from reconciling items.

(4) The Company recognized discrete tax benefit recognized from the carryback of net operating losses (NOLs) under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") enacted in March 2020 amounting to $2.3 million through the nine months ended September 30, 2020. Such tax benefit represents refund of cash taxes in the amount of $1.2 million and a release of previously utilized tax attributes of $1.1 million. Due to the full valuation allowance against U.S. DTA recognized in the fourth quarter of 2020, there is no tax benefit from the released tax attributes. The Company does not have any NOLs on a non-GAAP basis and, therefore, it did not recognize this discrete tax benefit in calculating its non-GAAP tax expense and net income (loss).

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

Yearly

(in thousands, except for shares and per share amounts)

	2020	2019	2018
GAAP net loss	$ (40,363)	$ (5,418)	$ (7,716)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):			
Stock-based compensation expense	12,463	11,423	10,295
Amortization of acquired technology	705	574	575
Amortization of other acquired intangible assets	741	609	435
Expenses of arbitration (1)	1,098	—	—
Acquisition-related costs (2)	752	—	—
Write-down in value of property and equipment	490	—	227
Restructuring charges and severance payment	—	92	907
Adjustment to contingent consideration	—	30	90
Tax impact of reconciling items (3)	—	(2,785)	(1,992)
Tax impact of valuation allowance for deferred tax assets	24,471	—	—
Tax impact of the CARES Act (4)	(1,162)	—	—
Non-GAAP net income (loss)	$ (805)	$ 4,525	$ 2,821
GAAP net loss per diluted share	$ (1.17)	$ (0.17)	$ (0.24)
Non-GAAP net income (loss) per diluted share	$ (0.02)	$ (0.14)	$ 0.09
Shares used in diluted shares calculation	34,458	33,122	32,466

(1) Represents the expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.

(2) Represents transaction expenses related to the acquisition of Cimetrix Incorporated in the fourth quarter of 2020.

(3) The above reconciling items do not have any tax expense or benefit on a GAAP basis for the year ended December 31, 2020 due to the full valuation allowance offsetting any tax impact from reconciling items.

(4) The Company recognized discrete tax benefit recognized from the carryback of net operating losses (NOLs) under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") enacted in March 2020 amounting to $2.3 million through the nine months ended September 30, 2020. Such tax benefit represents refund of cash taxes in the amount of $1.2 million and a release of previously utilized tax attributes of $1.1 million. Due to the full valuation allowance against U.S. DTA recognized in the fourth quarter of 2020, there is no tax benefit from the released tax attributes. The Company does not have any NOLs on a non-GAAP basis and, therefore, it did not recognize this discrete tax benefit in calculating its non-GAAP tax expense and net income (loss). The full year amount represents the refund of cash taxes of $1.2 million.

Reconciliation of GAAP to Non-GAAP Spending by Function

Quarterly

(in thousands)

	Q4'20	Q3'20	Q2'20	Q1'20	Q4'19
Cost of Revenue - GAAP	**$ 9,839**	**$ 9,493**	**$ 8,946**	**$ 8,487**	**$ 9,059**
Adjustments to reconcile GAAP Cost of Revenue to non-GAAP Cost of Revenue:					
Stock-based compensation expense	(872)	(790)	(883)	(909)	(782)
Amortization of acquired technology	(274)	(144)	(143)	(144)	(143)
Cost of Revenue - Non-GAAP	**$ 8,693**	**$ 8,559**	**$ 7,920**	**$ 7,434**	**$ 8,134**
Research & Development - GAAP	**$ 9,981**	**$ 8,328**	**$ 7,754**	**$ 8,590**	**$ 8,754**
Adjustments to reconcile GAAP R&D to non-GAAP R&D:					
Stock-based compensation expense	(1,187)	(1,148)	(1,010)	(1,455)	(1,083)
Write-down in value of property and equipment	(179)	—	(149)	—	—
Research & Development - Non-GAAP	**$ 8,615**	**$ 7,180**	**$ 6,595**	**$ 7,135**	**$ 7,671**
Selling, General, & Administrative - GAAP	**$ 8,625**	**$ 8,420**	**$ 7,737**	**$ 7,895**	**$ 6,359**
Adjustment to reconcile GAAP SG&A to non-GAAP SG&A:					
Stock-based compensation expense	(928)	(1,192)	(1,085)	(1,004)	(917)
Expenses of arbitration (1)	(268)	(366)	(363)	(101)	—
Acquisition-related costs (2)	(752)	—	—	—	—
Write-down in value of property and equipment	—	—	(162)	—	—
Selling, General, & Administrative - Non-GAAP	**$ 6,677**	**$ 6,862**	**$ 6,127**	**$ 6,790**	**$ 5,442**

(1) Represents the expenses related to an arbitration proceeding over a disputed contract with a customer, which expenses are expected to continue until the arbitration is resolved.

(2) Represents transaction expenses related to the acquisition of Cimetrix Incorporated in the fourth quarter of 2020.

Reconciliation of GAAP to Non-GAAP Spending by Function

Yearly

(in thousands)

	2020	2019	2018
Cost of Revenue - GAAP	**$ 36,765**	**$ 33,474**	**$ 42,803**
Adjustments to reconcile GAAP Cost of Revenue to non-GAAP Cost of Revenue:			
Stock-based compensation expense	(3,454)	(3,185)	(3,554)
Amortization of acquired technology	(705)	(574)	(575)
Restructuring charges and severance payment	—	—	(257)
Cost of Revenue - Non-GAAP	**$ 32,606**	**$ 29,715**	**$ 38,417**
Research & Development - GAAP	**$ 34,654**	**$ 32,747**	**$ 27,998**
Adjustments to reconcile GAAP R&D to non-GAAP R&D:			
Stock-based compensation expense	(4,800)	(4,764)	(3,260)
Write-down in value of property and equipment	(328)	—	(227)
Restructuring charges and severance payment	—	—	(74)
Adjustment to contingent consideration	—	(30)	(90)
Research & Development - Non-GAAP	**$ 29,526**	**$ 27,953**	**$ 24,347**
Selling, General, & Administrative - GAAP	**$ 32,677**	**$ 26,299**	**$ 23,934**
Adjustment to reconcile GAAP SG&A to non-GAAP SG&A:			
Stock-based compensation expense	(4,209)	(3,474)	(3,481)
Expenses of arbitration (1)	(1,098)	—	—
Acquisition-related costs (2)	(752)	—	—
Write-down in value of property and equipment	(162)	—	—
Selling, General, & Administrative - Non-GAAP	**$ 26,456**	**$ 22,825**	**$ 20,453**

(1) Represents the expenses related to an arbitration proceeding over a disputed contract with a customer, which expenses are expected to continue until the arbitration is resolved.

(2) Represents transaction expenses related to the acquisition of Cimetrix Incorporated in the fourth quarter of 2020.